SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               September 14, 1999



                          HARBOR BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)


          Maryland                   0-20990                52-1786341
 (State of Incorporation)   (Commission File Number)   (IRS Employer
                                                       Identification No.)




                             25 West Fayette Street
                            Baltimore, Maryland 21201
               (Address of principal executive offices) (Zip Code)



                                 (410) 528-1800
                         (Registrant's telephone number)





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Item 4.  Changes in Registrant's Certifying Accountant.

     PricewaterhouseCoopers   LLP   ("PWC")   has  served  as  the   independent
accountants for Harbor Bankshares Corporation (the "Company") since August 1997. As of September 8, 1999, PWC has resigned as the Company's accountants.

     The audit reports of PWC on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and 1998, did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits as of and for the years ended December 31, 1997 and 1998 and the subsequent interim period through September 8, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     During the two most recent fiscal years and the subsequent interim period, the Company has not been advised by PWC of any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

     The Company has requested that PWC furnish it with a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Company in response to this Item 4 and, if not, stating the respects in which it does not agree. A copy of PWC's letter to the SEC is attached as Exhibit 16 to this Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibit.

          16.      Letter from PricewaterhouseCoopers LLP dated October 6, 1999.













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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 6, 1999         HARBOR BANKSHARES CORPORATION




                               By: /s/Teodoro J. Hernandez
                                   -------------------------------
                                   Teodoro J. Hernandez
                                   Treasurer



























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